Exhibit 99.2

VERENIUM CORPORATION

INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

On July 15, 2010, Verenium Corporation (“Verenium” or the “Company”) announced that it had entered into an agreement (the “Asset Purchase Agreement”) with BP Biofuels North America LLC (“BP”), pursuant to which BP intends to purchase Verenium’s cellulosic biofuels business (the “LC Business”) for gross cash consideration of $98.3 million and subject to a working capital adjustment, as defined. Pursuant to the Asset Purchase Agreement, the LC Business includes certain assets and liabilities of Verenium Corporation and the stock of Verenium Biofuels Corporation (“VBC”), a wholly-owned subsidiary of Verenium, including VBC’s 50% interest in Galaxy Biofuels LLC (“Galaxy”) and Highlands Ethanol, LLC (dba Vercipia Biofuels) (“Vercipia”), which were both established through existing joint ventures with BP.

Verenium has identified Galaxy as a variable interest entity for which Verenium is the primary beneficiary. Therefore, the Company’s historical consolidated financial statements include the financial position and results of operations of Galaxy. Through December 31, 2009, Verenium identified Vercipia as a variable interest entity for which Verenium is the primary beneficiary. Therefore, the Company’s historical consolidated financial statements through December 31, 2009 include the financial position and results of operations of Vercipia.

The transaction is expected to close during the third quarter of fiscal 2010. After the close of the transaction, Verenium will not beneficially own any assets, rights and properties of the LC Business, and therefore, following such date, will not consolidate the financial results of the LC Business.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010 give effect to the disposition of the LC Business as if it had been consummated at the beginning of the periods presented. The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 gives effect to the disposition of the LC Business as if it had been consummated as of March 31, 2010, including the impact of net cash proceeds related to the disposition.

The historical financial information on which the pro forma statements are based is included in Verenium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed on March 16, 2010, and Verenium’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which was filed on May 10, 2010. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions which may not be indicative of the results of operations that would have occurred had the disposition been completed at the dates indicated or what the results will be for any future periods. The unaudited pro forma consolidated statements of operations do not include the gain or loss that Verenium may recognize for the sale of the LC Business if the transaction was completed at the beginning of the periods presented.

VERENIUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2010

(In thousands, except per share data)

		Pro Forma Adjustments
	Historical	Adjustments Related to Sale of LC Business		Unaudited Pro Forma Statement of Operations
Revenues:
Product	$11,562	$—		$11,562
Grant	738	(738)		—
Collaborative	731	(70)		661

Total revenue	13,031	(808	)(a)	12,223
Operating expenses
Cost of product revenue	6,516	—		6,516
Research and development	16,999	(15,591	)(b)	1,408
Selling, general and administrative	7,698	(1,020	)(c)	6,678

Total operating expenses	31,213	(16,611)		14,602

Loss from operations	(18,182)	15,803		(2,379)
Interest and other expense, net	(1,980)	—		(1,980)
Gain on debt extinguishment upon conversion of convertible debt	598	—		598
Gain on net change in fair value of derivative assets and liabilities	68	—		68

Net loss	(19,496)	15,803		(3,693)
Less: Loss attributed to noncontrolling interest in consolidated entities	7,500	(7,500	)(d)	—

Net loss attributed to Verenium Corporation	$(11,996)	$8,303		$(3,693)

Basic and diluted net loss per share	$(0.99)	$0.69		$(0.31)

Weighted average shares used in computing basic and diluted net loss per share	12,057	12,057		12,057

(a)	This adjustment is recorded to remove LC Business revenue from the Company’s results from continuing operations, related to collaboration, grants and license agreements that have been assumed by BP.
(b)	This adjustment is recorded to remove LC Business research and development expenses from the Company’s results from continuing operations. Such expenses include both direct project costs and allocated expenses related to the LC Business which are being assumed by BP. The adjustment reflects the removal of rent expense previously allocated to research and development functions for the San Diego facility leases, which are being assumed by BP. Pursuant to the Asset Purchase Agreement, the Company will continue to operate in one of the San Diego facilities on a rent-free basis for a period of up to 24 months.
(c)	This adjustment is recorded to remove LC Business direct selling, general and administrative expenses from the Company’s results from continuing operations. The adjustment includes the removal of rent expense previously allocated to selling, general and administrative functions for the San Diego facility leases, which are being assumed by BP. Pursuant to the Asset Purchase Agreement, the Company will continue to operate in one of the San Diego facilities on a rent-free basis for a period of up to 24 months. Other non-direct selling, general and administrative expenses that were previously allocated to the biofuels business unit have not been removed, and are included in the Company’s continuing operations on a pro forma basis.
(d)	This adjustment is recorded to remove the loss from the Company’s variable interest entity, Galaxy, that were historically attributed to BP, the other party to the VIE.

VERENIUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(In thousands, except per share data)

		Pro Forma Adjustments
	Historical	Adjustments Related to Sale of LC Business		Unaudited Pro Forma Statement of Operations
Revenues:
Product	$43,956	$—		$43,956
Grant	16,837	(16,814)		23
Collaborative	5,118	(278)		4,840

Total revenue	65,911	(17,092	)(a)	48,819
Operating expenses
Cost of product revenue	27,929	—		27,929
Research and development	63,961	(58,498	)(b)	5,463
Selling, general and administrative	38,356	(10,567	)(c)	27,789

Total operating expenses	130,246	(69,065)		61,181

Loss from operations	(64,335)	51,973		(12,362)
Interest and other expense, net	(10,105)	—		(10,105)
Gain on amendment of convertible debt	3,977	—		3,977
Gain on debt extinguishment upon conversion of convertible debt	8,946	—		8,946
Gain on net change in fair value of derivative assets and liabilities	5,277	—		5,277

Net loss	(56,240)	51,973		(4,267)
Less: Loss attributed to noncontrolling interest in consolidated entities	34,349	(34,349	)(d)	—

Net loss attributed to Verenium Corporation	$(21,891)	$17,624		$(4,267)

Basic and diluted net loss per share	$(2.58)	$2.08		$(0.50)

Weighted average shares used in computing basic and diluted net loss per share	8,470	8,470		8,470

(a)	This adjustment is recorded to remove LC Business revenue from the Company’s results from continuing operations, related to collaboration, grants and license agreements that have been assumed by BP.
(b)	This adjustment is recorded to remove LC Business research and development expenses from the Company’s results from continuing operations. Such expenses include both direct project costs and allocated expenses related to the LC Business which are being assumed by BP. The adjustment reflects the removal of rent expense previously allocated to research and development functions for the San Diego facility leases, which are being assumed by BP. Pursuant to the Asset Purchase Agreement, the Company will continue to operate in one of the San Diego facilities on a rent-free basis for a period of up to 24 months.
(c)	This adjustment is recorded to remove LC Business direct selling, general and administrative expenses from the Company’s results from continuing operations. The adjustment includes the removal of rent expense previously allocated to selling, general and administrative functions for the San Diego facility leases, which are being assumed by BP. Pursuant to the Asset Purchase Agreement, the Company will continue to operate in one of the San Diego facilities on a rent-free basis for a period of up to 24 months. Other non-direct selling, general and administrative expenses that were previously allocated to the biofuels business unit have not been removed, and are included in the Company’s continuing operations on a pro forma basis.
(d)	This adjustment is recorded to remove the loss from the Company’s VIE’s, Galaxy and Vercipia, that were historically attributed to BP, the other party to the VIE’s.

VERENIUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2010

(In thousands)

		Pro Forma Adjustments
	Historical	Adjustments Related to Sale of LC Business		Unaudited Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$15,505	$102,806	(e)	$118,311
Accounts receivable, net	7,668	(201	)(f)	7,467
Inventories, net	3,621	(44	)(f)	3,577
Prepaid expenses and other current assets	4,032	(1,353	)(f)	2,679

Total current assets	30,826	101,208		132,034
Property, plant and equipment, net	105,988	(103,368	)(f)	2,620
Restricted cash	10,400	(10,400	)(e)	—
Debt issuance costs and other assets	2,212	(389	)(f)	1,823

Total assets	$149,426	$(12,949)		$136,477

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$8,230	$(5,061	)(f)	$3,169
Accrued expenses	14,139	(4,537	)(f)	9,602
Deferred revenue	2,599	—		2,599

Total current liabilities	24,968	(9,598)		15,370
Convertible notes, at carrying value	104,101	—		104,101
Restructuring reserve, less current portion	4,599	(4,599	)(f)	—
Other long term liabilities	2,234	(870	)(f)	1,364
Total Verenium stockholders’ (deficit) equity	(31,476)	47,118	(f),(g)	15,642
Noncontrolling interest in Galaxy Biofuels LLC	45,000	(45,000	)(h)	—

Total liabilities, noncontrolling interest and stockholders’ (deficit) equity	$149,426	$(12,949)		$136,477

(e)	This adjustment is recorded to reflect net cash that the Company estimates it would have received as consideration for the sale of the LC Business if the transaction was completed on March 31, 2010. The purchase price of $98.3 million has been reduced by estimated transaction-related expenses, as well as the working capital adjustment at March 31, 2010, as required under the Asset Purchase Agreement. This adjustment also reflects the release of $10.4 million in restricted cash as of March 31, 2010 used to secure the outstanding letter of credit under the San Diego, California facility leases, as such leases are being assumed by BP.
(f)	These adjustments are recorded to reflect the disposition of the LC Business assets and liabilities as of March 31, 2010 included in the Company’s historical condensed consolidated financial statements.
(g)	This adjustment includes the gain recorded on the sale of the LC Business, assuming the transaction closed on March 31, 2010.
(h)	This adjustment is recorded to remove the non-controlling interest in the Company’s VIE, Galaxy, which BP is acquiring in the transaction.